Exhibit 10.1

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of May 26, 2016, by and among MagnaChip Semiconductor Corporation (the “Company”), Engaged Capital Master Feeder II, LP (“Engaged Capital Master II”), Engaged Capital Master Feeder I, LP (“Engaged Capital Master I”), Engaged Capital I, LP (“Engaged Capital I”), Engaged Capital I Offshore, Ltd. (“Engaged Capital Offshore”), Engaged Capital II, LP (“Engaged Capital II”), Engaged Capital II Offshore Ltd. (“Engaged Capital Offshore II”), Engaged Capital, LLC (“Engaged Capital”), Engaged Capital Holdings, LLC (“Engaged Holdings”) and Glenn W. Welling (“Welling”, and together with Engaged Capital Master II, Engaged Capital Master I, Engaged Capital I, Engaged Capital Offshore, Engaged Capital II, Engaged Capital Offshore II, Engaged Capital and Engaged Holdings, the “Engaged Stockholders”) (each of the Company and the Engaged Stockholders, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, on May 12, 2016, Engaged Capital Master II submitted to the Company a notice (the “Notice”) of stockholder nominations of individuals for election as members of the Company’s board of directors (the “Board”) at the 2016 annual meeting of stockholders of the Company, including any adjournment or postponement thereof (the “2016 Annual Meeting”);

WHEREAS, the Company and the Engaged Stockholders have engaged in various discussions and communications concerning the Company and its governance structure;

WHEREAS, the Engaged Stockholders are deemed to beneficially own shares of Common Stock of the Company (the “Common Stock”) totaling, in the aggregate, 3,852,974 shares on the date hereof; and

WHEREAS, the Company and the Engaged Stockholders have determined to come to an agreement with respect to the election of members of the Board at the 2016 Annual Meeting and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. Board Matters; 2016 Annual Meeting.

(a) Commencing on the date hereof until the 2016 Annual Meeting and subject to the execution of a confidentiality agreement, substantially in the form attached hereto as Exhibit A (the “Confidentiality Agreement”), each of Melvin L. Keating and Camillo Martino (each an “Observer” and together, the “Observers”) shall receive (i) copies of all documents distributed to the Board and the Strategic Review Committee of the Board (the “Strategic Review Committee”), including notice of all meetings of each of the Board and Strategic Review Committee, all written consents executed by the Board and/or Strategic Review Committee and all materials prepared for consideration at any meeting of the Board or Strategic Review Committee; (ii) copies of all material documents and materials previously distributed to the Strategic Review Committee; and (iii) copies of the minutes related to each previous and forthcoming meeting of the Strategic Review Committee. Each Observer shall be permitted to attend and reasonably participate, but not vote, at all meetings of the Board and Strategic Review Committee (whether such meetings are held in person, telephonically or otherwise). Promptly after the date hereof and subject to the execution by the Observers of the Confidentiality Agreement, the Observers shall be granted reasonable access to the financial advisor of the Strategic Review Committee for the purpose of providing the Observers a briefing by such financial advisor with respect to the status and history of the Company’s strategic review process.

(b) The Company agrees (i) to take all necessary actions to nominate Camillo Martino (the “Settlement Nominee”) at the 2016 Annual Meeting, together with six current directors of the Company (the “Continuing Nominees” and, collectively with the Settlement Nominee, the “Agreed Nominees”), to serve as directors of the Company with a term expiring at the 2017 annual meeting of stockholders of the Company (including any adjournment or postponement thereof, the “2017 Annual Meeting”); and (ii) that it will recommend, support and solicit proxies for the election of the Settlement Nominee at the 2016 Annual Meeting in the same manner as for the Continuing Nominees at the 2016 Annual Meeting. The Company currently intends to hold the 2016 Annual Meeting on August 8, 2016 and, in any event, shall hold the 2016 Annual Meeting no later than August 11, 2016. The Company shall recommend that the Company’s stockholders vote in favor of each of the Agreed Nominees at the 2016 Annual Meeting.

(c) The Board shall adopt a resolution immediately following the 2016 Annual Meeting, effective on the 2016 Annual Meeting date, to increase the size of the Board from seven (7) directors to eight (8) directors, and the Board shall take all necessary action to appoint Melvin L. Keating (together with Camillo Martino, the “Settlement Directors”) as a director of the Company with a term expiring at the 2017 Annual Meeting. The Company agrees that the number of directors on the Board shall not exceed ten (10) prior to the Termination Date.

(d) The Company agrees that promptly following the election or appointment of each Settlement Director to the Board, each Settlement Director shall be appointed to serve as a member of the Strategic Review Committee or any similar committee, if any.

(e) Prior to the Termination Date, for so long as the Engaged Stockholders collectively beneficially own in the aggregate at least five percent (5%) of the Company’s then outstanding voting securities (subject to adjustment as a result of stock splits, reverse stock splits, stock reclassifications, combinations and other similar adjustments) if any Settlement Director should resign from the Board or be rendered unable to serve on the Board by reason of death or disability or otherwise, then the Engaged Stockholders shall be entitled to designate a replacement who is reasonably acceptable to the Board and meets its qualification and membership requirements and who (i) is not an employee or former employee of any Engaged Stockholder (including its Affiliates and Associates) and (ii) meets the applicable independence and other requirements of the Exchange Act (as defined below), the rules and regulations of the SEC (as defined below) and the listing standards for the New York Stock Exchange (or such other securities exchange on which the Common Stock shall be principally listed or traded). Any such designated replacement who becomes a Board member shall be deemed to be a Settlement Director for all purposes under this Agreement.

(f) Effective as of the date hereof, Engaged Capital Master II on behalf of itself and the Engaged Stockholders and each of their respective Affiliates and Associates hereby (i) irrevocably withdraws the Engaged Capital Master II nominees and proposal submitted to the Company on May 12, 2016 in the Notice and any related materials, notices or demands submitted to the Company in connection therewith and (ii) agrees not to take any further action with respect to any solicitation materials filed by it or on its behalf with the U.S. Securities and Exchange Commission (“SEC”).

(g) Effective as of the date hereof, each of the Engaged Stockholders solely on behalf of itself and its respective Affiliates and Associates hereby severally and not jointly further agrees that it will not, and that it will not permit any of its Affiliates or Associates to, (i) nominate or recommend for nomination any person for election at the 2016 Annual Meeting, directly or indirectly, (ii) submit any proposal (including any proposal pursuant to Rule 14a-8 of the Exchange Act (as defined below)) for consideration at, or bring any other business before, the 2016 Annual Meeting, directly or indirectly, or (iii) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2016 Annual Meeting, directly or indirectly. Effective as of the date hereof, each of the Engaged Stockholders solely on behalf of itself and its respective Affiliates and Associates hereby severally and not jointly agrees that it shall not publicly or privately encourage or support any other stockholder to take any of the actions described in this Section 1(g).

(h) At the 2016 Annual Meeting and any special meeting that may be held prior to the Termination Date, as applicable, each of the Engaged Stockholders agrees to appear in person or by proxy and to vote all of the voting securities it beneficially owns (i) in favor of the election of the Company’s nominees to the Board (including the Agreed Nominees at the 2016 Annual Meeting), (ii) against any nominees for director not recommended by the Board, (iii) against any proposals to remove any director and (iv) in accordance with the Board’s recommendation with respect to any stockholder proposals or other business presented at such meeting; provided, that, in the case of this subsection (iv), Institutional Shareholder Services concurs in such recommendations (other than (w) matters related to the implementation of takeover defenses, (x) amendments to the Company’s Certificate of Incorporation or Bylaws that diminish stockholder rights, (y) extraordinary transactions or (z) new or amended incentive compensation plans submitted for stockholder approval, on which the Engaged Stockholders shall be permitted to vote in their sole discretion).

(i) As of the date of this Agreement, each of the Engaged Stockholders represents and warrants to the Company that it is not aware of any facts that would suggest that any of the Settlement Directors: (i) is not “independent” in accordance with the listing standards for the New York Stock Exchange and any other applicable director independence standards; (ii) is not otherwise qualified to serve as a director of the Company in accordance with the Company’s Corporate Governance Guidelines and Code of Conduct and Ethics, including all applicable conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines of the Company (collectively, the “Governance Guidelines”); or (iii) is a party to (A) any agreement, arrangement or understanding with any Person (I) concerning how such Settlement Director, if elected or appointed as a director of the Company, will act or vote on any issue or question or (II) that could limit or interfere with such Settlement Director’s ability to comply, if elected or appointed as a director of the Company, with such Settlement Director’s fiduciary duties under applicable law or (B) any agreement, arrangement or understanding with any person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company (such agreements, arrangements or understandings, “Restrictive Agreements”). Each of the Engaged Stockholders acknowledges and agrees that each of the Settlement Directors will be required to: (w) comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board, including the Governance Guidelines; (x) not enter into any Restrictive Agreements; (y) keep confidential all non-public Company information and not disclose to any third parties discussions or matters considered in meetings of the Board or Board committees; and (z) complete the Company’s standard director and officer questionnaire and other reasonable and customary director documentation required by the Company in connection with the election or appointment of Board members. Prior to the Termination Date, no Engaged Stockholder shall enter into any Restrictive Agreements with any Settlement Director or any other director or nominee for director of the Company.

2. Standstill Provisions. Each of the Engaged Stockholders solely on behalf of itself and its respective Affiliates and Associates hereby severally and not jointly agrees that from the date hereof until the termination of this Agreement in accordance with Section 6 hereof (the “Termination Date”), neither it nor any of its Affiliates or Associates will, and it will cause each of its Affiliates and Associates not to, directly or indirectly, in any manner:

(a) solicit, or encourage or in any way engage in any solicitation of, any proxies or consents or become a “participant” in a “solicitation” as such terms are defined in Regulation 14A under the Exchange Act of proxies or consents (including, without limitation, any solicitation of consents with respect to the call of a special meeting of stockholders), in each case, with respect to securities of the Company, or call or seek to call, or encourage, support or influence anyone with respect to the call of, a special meeting of stockholders;

(b) advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders, or seek to do so;

(c) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than a “group” that includes all or some of the Engaged Stockholders, Melvin L. Keating and Camillo Martino, but does not include any other persons or entities);

(d) deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than any such voting trust, arrangement or agreement solely amongst the Engaged Stockholders and otherwise in accordance with this Agreement;

(e) seek or encourage any person to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the election or removal of any directors or with respect to the submission of any stockholder proposal (including any submission of stockholder proposals pursuant to Rule 14a-8 of the Exchange Act);

(f) (i) make any proposal (including any submission of a stockholder proposal pursuant to Rule 14a-8 of the Exchange Act) for consideration by stockholders at any annual or special meeting of stockholders of the Company or (ii) make any recommendation, suggestion, or other statement, offer or proposal (with or without conditions, publicly or otherwise) with respect to a share repurchase, dividend, self-tender or other change in capitalization, or with respect to any merger, acquisition, disposition, consolidation, recapitalization, restructuring, liquidation, dissolution, or other business combination or extraordinary transaction, in the case of any of the foregoing involving the Company or any subsidiary, business, division or Affiliate of the Company or encourage or assist any person or entity in connection therewith;

(g) seek, alone or in concert with others, representation on the Board other than as contemplated in this Agreement;

(h) otherwise act, alone or in concert with others to make any statement critical of the Company, its directors or management (it being agreed that the prosecution in good faith of litigation asserting that the Company has breached its obligations under this Agreement, in and of itself, shall not constitute a violation of this clause (h) to the extent it is necessary in such litigation to describe the facts underlying the asserted breach);

(i) make any request under Section 220 of the Delaware General Corporation Law or other applicable legal provisions regarding inspection of books and records or other materials (including stocklist materials);

(j) institute, solicit, assist or join as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions), other than to enforce the provisions of this Agreement;

(k) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to the matters set forth in this Section 2; or

(l) take any action which could cause or require the Company or any Affiliate of the Company to make a public announcement regarding any of the foregoing, seek or request permission to do any of the foregoing, make any request to amend, waive or terminate any provision of this Section 2 (including, without limitation, this Section 2(l)) which would reasonably be expected to require public disclosure thereof by the Company or the filing of an amendment to any Schedule 13D filed by the Engaged Stockholders, or make or seek permission to make any public announcement with respect to any of the foregoing.

3. Non-Disparagement. During the term of this Agreement, the Company, on the one hand, and each Engaged Stockholder, on the other hand, will each refrain from making, and will cause their respective Affiliates and Associates and its and their respective Representatives (as defined below) not to make, any statement or announcement that relates to or constitutes an ad hominem attack on, or that relates to and otherwise disparages, impugns or is reasonably likely to damage the reputation of, (a) in the case of statements or announcements by or on behalf of such Engaged Stockholder, the Company or any of its Affiliates or Associates or any of its or their respective officers, directors or employees or any person who has served as an officer, director or employee of the Company or any of its Affiliates or Associates; and (b) in the case of statements or announcements by or on behalf of the Company, each Engaged Stockholder and its respective Affiliates and Associates and its and their respective principals, directors, officers, employees, members or general partners or any person who has served as such. The foregoing will not prevent the making of any factual statement in any compelled testimony or the production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental authority with jurisdiction over the Party from whom information is sought. For purposes of this Agreement, “Representatives”, with respect to each Party, shall mean such Party’s principals, directors, officers, employees, general partners, members, agents, representatives, attorneys and advisors acting at the direction or on behalf of such Party.

4. Representations and Warranties of the Company. The Company represents and warrants to the Engaged Stockholders that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

5. Representations and Warranties of the Engaged Stockholders. Each of the Engaged Stockholders severally and not jointly represents and warrants to the Company that (a) the authorized signatory of such Engaged Stockholder set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind it thereto, (b) this Agreement has been duly authorized, executed and delivered by such Engaged Stockholder, and is a valid and binding obligation of such Engaged Stockholder, enforceable against each in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of such Engaged Stockholder as currently in effect and (d) the execution, delivery and performance of this Agreement by such Engaged Stockholder does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to such Engaged Stockholder, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound. Each of the Engaged Stockholders severally and not jointly represents that, as of the date of this Agreement, it is deemed to beneficially own such number of shares of Common Stock of the Company as are indicated with respect to such Engaged Stockholder in the Notice. Each of the Engaged Stockholders solely on behalf of itself and its respective Affiliates and Associates represents and warrants that it does not currently have, and does not currently have any right to acquire, any interest in any other securities of the Company or any Other Equity Rights (as defined below) (except as otherwise disclosed in the Notice) and is not “short” any Common Stock (as such term is commonly used by securities trading professionals). For purposes of this Agreement, the term “Other Equity Rights” shall mean any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event or otherwise) for Common Stock or any obligations measured by the price or value of any securities of the Company or any of its Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Stock, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any “short” position under any such contract or arrangement, or other securities carrying any voting rights with respect to any of the foregoing.

6. Termination. This Agreement shall terminate on the date that is 15 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2017 Annual Meeting, which dates shall only be deemed to refer to the notice periods as established by the Bylaws and shall not, in any event, be deemed to refer to the date for submission of stockholder proposals as established by Rule 14a-8 of the Exchange Act; provided, however, that if the 2017 Annual Meeting is not held prior to the first anniversary of the 2016 Annual Meeting (the “Outside Date”), then this Agreement shall terminate on the earlier of (i) April 25, 2017 or (ii) the date that, but for the Company’s failure to hold the 2017 Annual Meeting by the Outside Date, would have been 15 days prior to the expiration of the Company’s advance notice period for nomination of directors pursuant to the Company’s Bylaws with respect to the 2017 Annual Meeting had the 2017 Annual Meeting occurred on the Outside Date.

7. Filings and Public Statements. On the date of this Agreement, the Company and the Engaged Stockholders shall jointly issue a mutually agreeable press release (the “Press Release”) announcing this Agreement, substantially in the form attached hereto as Exhibit B. Prior to the issuance of the Press Release, neither the Company nor the Engaged Stockholders shall issue any press release or public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other Party. No Party or any of its Affiliates shall make any public statement (including, without limitation, in any filing required under the Exchange Act) concerning the subject matter of this Agreement inconsistent with the Press Release. From the date hereof until the Termination Date, no Party shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules and regulations of any stock exchange or governmental entity with the prior written consent of the Engaged Stockholders and the Company, as applicable, and otherwise in accordance with this Agreement. The Company, with respect to its Current Report on Form 8-K, and the Engaged Stockholders, with respect to their amendment to their Schedule 13D, and each in connection with the entrance by the Parties to this Agreement, will provide the other Party, prior to each such filing, a reasonable opportunity to review and comment on such documents, and each such Party will consider any comments from the other Party in good faith.

8. Specific Performance. Each of the Engaged Stockholders, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that each Engaged Stockholder, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 8 is not the exclusive remedy for any violation of this Agreement.

9. Expenses. Each Party shall each be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby, including, but not limited to, any matters related to the 2016 Annual Meeting; provided, however, that the Company shall reimburse the Engaged Stockholders for the reasonable and documented legal expenses incurred by the Engaged Stockholders in connection herewith in an amount not to exceed $25,000.

10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

11. Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

MagnaChip Semiconductor Corporation

c/o MagnaChip Semiconductor, Ltd.

424, Teheran-ro, Gangnam-gu

Seoul 135-738, Republic of Korea

Facsimile No.: 82 (2) 6903-3898

Attention:	General Counsel

With a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Facsimile No.:	(212) 757-3990
Attention:	Ross A. Fieldston, Esq.
Jeffrey D. Marell, Esq.

If to any Engaged Stockholder:

Engaged Capital Master Feeder I, LP

c/o Engaged Capital, LLC

610 Newport Center Drive, Suite 250

Newport Beach, CA 92660

Facsimile No.:	(949) 734-7901
Attention:	Glenn W. Welling

With a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Facsimile No.:	(212) 451-2222
Attention:	Steve Wolosky, Esq.
Aneliya Crawford, Esq.

12. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof that would result in the application of the laws of another jurisdiction. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware (or, if any such court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) and any appellate court therefrom. Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

13. Affiliates and Associates. The obligations of each Engaged Stockholder herein shall be understood to apply to each of its respective Affiliates and Associates, and each Engaged Stockholder agrees that it will cause its respective Affiliates and Associates to comply with the terms of this Agreement. As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement, it being understood, that such terms shall not include non-employee investors in any Engaged Stockholder, or any portfolio company of any Engaged Stockholder, in each case that are not controlled by any of the Engaged Stockholders or Glenn W. Welling, alone or in combination, and for the avoidance of doubt, that any Affiliate or Associate controlled by Glenn W. Welling shall be considered an Affiliate or Associate, respectively, of each Engaged Stockholder.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

15. Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries. This Agreement contains the entire understanding of the Parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and the Engaged Stockholders. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to any Engaged Stockholder, the prior written consent of the Company, and with respect to the Company, the prior written consent of an authorized representative of the Engaged Stockholders. This Agreement is solely for the benefit of the Parties hereto and is not enforceable by any other persons.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Theodore Kim
	Name:	Theodore Kim
	Title:	Chief Compliance Officer,
Executive Vice President, General Counsel and Secretary

ENGAGED CAPITAL MASTER FEEDER II, LP

By:	Engaged Capital, LLC
General Partner and Investment Adviser

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Founder and Chief Investment Officer

ENGAGED CAPITAL MASTER FEEDER II, LP

By:	Engaged Capital, LLC
General Partner and Investment Adviser

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Founder and Chief Investment Officer

ENGAGED CAPITAL I, LP

By:

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Founder and Chief Investment Officer

[Signature Page to Settlement Agreement]

ENGAGED CAPITAL I OFFSHORE, LTD.

By:

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Director

ENGAGED CAPITAL II, LP

By:

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Founder and Chief Investment Officer

ENGAGED CAPITAL II OFFSHORE LTD.

By:

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Director

ENGAGED CAPITAL, LLC

By:

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Founder and Chief Investment Officer

ENGAGED CAPITALHOLDINGS, LLC

By:

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Sole Member

[Signature Page to Settlement Agreement]

GLENN W. WELLING

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling

[Signature Page to Settlement Agreement]

Exhibit A

Confidentiality Agreement

[See attached.]

MagnaChip Semiconductor Corporation
c/o MagnaChip Semiconductor, Ltd.
424, Teheran-ro, Gangnam-gu
Seoul 135-738, Korea
Office (82) 2-6903-3073
Fax (82) 2-6903-3898
theodore.kim@magnachip.com

[Date]

[Name and Address of Counterparty]

To: [●]

In connection with your appointment as an observer on the Board of Directors (the “Board”) of MagnaChip Semiconductor Corporation (collectively with its affiliates, the “Company”), it is acknowledged that you will receive and have access to certain oral and written information concerning the Company. In consideration for and as a condition of furnishing you with such information, the Company requires that you agree to comply with the provisions of this letter agreement (this “Agreement”) to treat confidentially such information.

1. Confidential Information. When used herein, the term “Confidential Information” shall include, without limitation, any and all information, whether written or oral, concerning the Company which the Company or its representatives provides, whether before or after the date of this Agreement, including any notes, analyses, compilations, studies or other documents, whether prepared by you or others, which contain or otherwise reflect such information.

Notwithstanding the foregoing, the term “Confidential Information” shall not, for the purposes of this Agreement, include any information which (a) at the time of disclosure or thereafter is or becomes available to and known by the public other than as a result of a disclosure by you in breach of this Agreement, (b) was or becomes available to you on a nonconfidential basis from a source other than the Company or its representatives; provided that such source is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of secrecy to, the Company, or (c) has been independently developed by you without using Confidential Information and without violating any of your obligations under this Agreement.

2. Use and Protection of Confidential Information. You agree that you will use the Confidential Information solely in your capacity as an observer on the Board and not for any other purpose. You shall not share any Confidential Information with any person. Subject to Paragraph 3 below, the Confidential Information will be kept confidential by you and will not be, without the prior written consent of the Company, disclosed, in whole or in part, to any third party by you.

You hereby acknowledge that you are familiar with your responsibilities under the federal securities laws relating to restrictions on trading in securities of an issuer while in possession of material, non-public information, and restrictions on sharing such information with other persons who may engage in such trading; and that you will not violate those restrictions. You further agree that, for so long as you are an observer or director on the Board, you will only trade in securities of the Company in compliance with the Company’s Securities Trading Policy, attached hereto as Annex 1.

3. Limitations on Protection of Confidential Information. In the event that you are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose (i) any Confidential Information, (ii) any information relating to the opinion, judgment or recommendation of any such person concerning the Company, its principals, affiliates or subsidiaries, or (iii) any other information supplied to you in the course of your dealings with the Company, you shall notify the Company, as promptly as practicable, of such request or requirement so that the Company may, at its expense, seek an appropriate protective order or waive compliance with the provisions of this Agreement, and/or take any other mutually agreed action. You shall cooperate with the Company in any actions it may choose to take in seeking to prevent or limit disclosure. If, in the absence of a protective order or the receipt of a waiver hereunder, you are compelled or required by law or the order of any governmental, regulatory or self-regulatory body to disclose information, you may disclose only that portion of the requested information which you are advised by counsel is legally required to be disclosed, and you will exercise your reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded the information.

4. Accuracy of Confidential Information. You acknowledge that the Company makes no express or implied representation or warranty as to the accuracy or completeness of the Confidential Information. Further, you agree that the Company shall not have any liability to you based on the Confidential Information, errors therein or omissions therefrom. You agree that you are not entitled to rely on the accuracy or completeness of the Confidential Information.

5. Remedies. You agree that money damages may not be a sufficient remedy for any breach of this Agreement by you and that, in addition to all other remedies, the Company shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach. You agree not to raise as a defense or objection to the request or granting of such relief that any breach of this agreement is or would be compensable by an award of money damages. Such relief shall be available without the obligation to prove any damages underlying such breach or threatened breach, and you further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy.

6. Waiver. You acknowledge and agree that no failure or delay by the Company in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder. The agreements set forth herein may only be waived or modified by an agreement in writing signed on behalf of the parties hereto.

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7. Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Agreement shall not in any way be affected or impaired thereby.

8. Supersedes Prior Agreements. Each of the parties hereto hereby agrees that this Agreement shall supersede all prior agreements relating to subject matter addressed herein.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to choice of law doctrine.

10. Term. Unless agreed otherwise, this Agreement and all obligations of the parties hereunder shall expire on the date on which you no longer serve as an observer on the Board.

11. Counterparts. This Agreement may be executed by facsimile, email or in any number of counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute one and the same.

[Signature Page Follows]

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Sincerely,

MAGNACHIP SEMICONDUCTOR CORPORATION

By:
Name:
Title:

Agreed and Accepted as of the date first written above:

By:
Name:
Title:

[Signature Page to Confidentiality Agreement]

Annex 1

MagnaChip Securities Trading Policy

[See attached.]

Exhibit B

Press Release

[See attached.]

Press Release

MagnaChip Reaches Settlement with Engaged Capital, LLC

SEOUL, South Korea and SAN JOSE, Calif., May 27, 2016 — MagnaChip Semiconductor Corporation (“MagnaChip” or the “Company”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, announced today that it has entered into a Settlement Agreement with Engaged Capital, LLC (“Engaged Capital”). Under the terms of the agreement, Camillo Martino and Melvin L. Keating will immediately join the Company as observers of the Company’s Board of Directors (the “Board”). In addition, the Company will nominate Mr. Martino for election to the Board at the Company’s 2016 Annual Meeting of Stockholders, together with six of MagnaChip’s incumbent directors, who will stand for reelection. Immediately after the 2016 Annual Meeting of Stockholders, the Board will appoint Mr. Keating as a director. Both Messrs. Martino and Keating will serve on the Board’s Strategic Review Committee upon becoming members of the Board.

“We welcome the addition of Camillo and Mel to the MagnaChip board. MagnaChip’s business continues to strengthen and over the last year, we have materially reduced operating costs and improved fab utilization. The board looks forward to leveraging both Camillo and Mel’s combined experience managing semiconductor businesses as we work to continue to enhance the value of MagnaChip for our shareholders,” stated Doug Norby, Chairman of the Board of MagnaChip Corporation.

“We were pleased to have been able to continue the constructive interaction we have enjoyed with the MagnaChip Board over the last year in adding Camillo and Mel as directors. As strong shareholder advocates and experienced semiconductor executives and dealmakers, we have confidence Camillio and Mel will work effectively with the rest of the board to optimize the value of MagnaChip for shareholders,” said Glenn W. Welling, Founder and CIO of Engaged Capital.

After the appointment of Mr. Keating to the Board following the 2016 Annual Meeting of Stockholders, the Board will be comprised of eight directors, each of whom is elected annually, and the Company agreed not to increase the size of the Board beyond ten directors during the term of the Settlement Agreement. The Company will present its director nominees in its definitive proxy materials, which will be filed with the Securities and Exchange Commission in due course. Pursuant to the Settlement Agreement, Engaged Capital has agreed to withdraw its notice of intent to nominate directors at the 2016 Annual Meeting of Stockholders, to vote all of its shares in favor of the Company’s nominees and, so long as Institutional Shareholder Services concurs, in favor of the Board’s recommendation related to certain ordinary business presented at the 2016 Annual Meeting of Stockholders. Engaged Capital has also agreed to a customary standstill provision.

MagnaChip’s 2016 Annual Meeting of Stockholders has not yet been scheduled. MagnaChip stockholders are not required to take any action at this time.

About Camillo Martino

Camillo Martino, age 54, currently serves as a Board Member and Executive Advisor to technology companies. Mr. Martino also served as a director and the Chief Executive Officer of Silicon Image, Inc. (formerly NASDAQ:SIMG), a leading provider of wired and wireless video, audio and data connectivity solutions, from January 2010 until the completion of its sale to Lattice Semiconductor Corporation in March 2015. From January 2008 to January 2010, Mr. Martino served as Chief Operating Officer of SAI Technology Inc., a supplier of LTE, Wi-Fi, Cloud RAN and security technology to the mobile communications industry, where he also served as a director from June 2006 to November 2010. From July 2005 to June 2007, Mr. Martino served as the President, CEO and Director of Cornice Inc., a technology supplier of portable storage solutions to the portable consumer and mobile phone markets. From August 2001 to July 2005, Mr. Martino served as the Executive Vice President and Chief Operating Officer at Zoran Corporation, a multinational digital technology company. Prior to that, Mr. Martino held multiple positions with National Semiconductor Corporation for a total of nearly 14 years. Mr. Martino holds a Bachelor of Applied Science in Electrical Engineering from the University of Melbourne and a Graduate Diploma in Digital Communications from Monash University (Australia).

About Melvin L. Keating

Melvin L. Keating, age 69, has been a consultant, providing investment advice and other services to private equity firms, since November 2008. He has served as a director of Red Lion Hotels Corporation, a hospitality company primarily engaged in the franchising, ownership and operation of hotels, since July 2010 and served as Chairman of the Board of Directors from January 2013 through September 2015. In addition, since September 2015, Mr. Keating has served as a director of Agilysys Inc., a leading technology company that provides innovative software for point-of-sale (POS), property management, inventory and procurement, workforce management, analytics, document management and mobile and wireless solutions and services to the hospitality industry. Mr. Keating also currently serves as a director of ModSys International Ltd. (NASDAQ: MDSY) (formerly BluePhoenix Solutions Ltd.), a legacy platform modernization provider, and served as the Chairman of its Board of Directors from February 2012 through May 2015. Prior to that, Mr. Keating served as the President and Chief Executive Officer of Alliance Semiconductor Corp., a worldwide manufacturer and seller of semiconductors, from 2005 to October 2008. Mr. Keating also previously served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx Inc., a healthcare software company, from 2004 to 2005. Prior to that, he was employed as a Strategy Consultant for Warburg Pincus Equity Partners from 1997 to 2004, providing acquisition and investment target analysis and transactional advice. During the course of his career, Mr. Keating also served on the Boards of Directors of the following public companies: API Technologies Corp; Integrated Silicon Solutions Inc.; Tower Semiconductor Ltd.; Integral Systems, Inc. (October 2010 – July 2011); White Electronic Designs Corp. (February 2009 – May 2010); Crown Crafts Inc. (August 2010 – August 2013); Bitstream, a/k/a Marlborough Software Development; Plymouth Rubber Co.; Price Legacy Corp.; InfoLogix, Inc. (April 2010 – February 2011); LCC International, Inc.; and Aspect Medical Systems Inc. (April 2009 – November 2009). Mr. Keating holds a B.A. degree in Art History from Rutgers University, as well as an M.S. in Accounting and an M.B.A in Finance, both from The Wharton School of the University of Pennsylvania.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through MagnaChip’s website is not a part of, and is not incorporated into, this release.

About Engaged Capital, LLC

Engaged Capital, LLC was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about certain current and future events relating to its Board of Directors and the Board of Directors’ continued evaluation of strategic alternatives. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This release may be deemed to be solicitation material in connection with the matters to be considered at the 2016 annual meeting of shareholders of MagnaChip (the “2016 Annual Meeting”). MagnaChip intends to file a proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from MagnaChip shareholders. MAGNACHIP SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain any proxy statement, any amendments or supplements thereto and other documents filed by MagnaChip with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at MagnaChip’s website at http://investors.magnachip.com/ in the “SEC Filings” section or by writing to MagnaChip at 60 South Market Street, Suite 750, San Jose, CA 95113.

Participants in the Solicitation

MagnaChip, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from MagnaChip’s shareholders in connection with the matters to be considered at the 2016 Annual Meeting. Investors may obtain information regarding MagnaChip and its directors and executive officers in MagnaChip’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2015, which was filed with the SEC on February 22, 2016, and MagnaChip’s Amendment No. 1 to its Annual Report on Form 10-K/A (the “Form 10-K/A”), which was filed with the SEC on April 29, 2016. To the extent holdings of MagnaChip securities by MagnaChip’s directors or executive officers have changed since the amounts disclosed in the Form 10-K and Form 10-K/A, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting.

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CONTACT:

Robert Pursel

Director of Investor Relations

Tel. +1-408-625-1262

robert.pursel@magnachip.com

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